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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


                                                                                                PLACE OF
NAME                                                                                          INCORPORATION
---------------------------------------------------                                       ----------------------
OAO "Khantymansiyskneftegazgeologia"                     D/b/a KMNGG                      Russia
OAO "Nazymgeodobycha"                                    D/b/a NGD                        Russia
Paitykh Oil                                              D/b/a Paitykh Oil                Russia
Spinnaker Trading Limited                                D/b/a Spinnaker                  Cyprus
Ural Investments LLC                                     D/b/a Ural Investments           Delaware
Anderman/Smith International - Chernogorskoye            D/b/a Anderman/Smith             Colorado
Chernogorskoye                                           D/b/a Chernogorskoye             Russia
Vail Capital Corporation                                 D/b/a Vail Capital               Delaware
Caprock Investment Corporation                           D/b/a Caprock Investments        Delaware